Exhibit 10.2
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                Intellectual Property Security Agreement between
           SRC VISION, Inc. and FMC Corporation dated October 14, 1998
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                    INTELLECTUAL PROPERTY SECURITY AGREEMENT


     This INTELLECTUAL PROPERTY SECURITY AGREEMENT ("Intellectual Property Security Agreement") entered into and dated as of October 14, 1998 by and between SRC VISION, INC, an Oregon corporation ("Grantor"), and FMC CORPORATION, a Delaware corporation ("Grantee").

                                R E C I T A L S:

     A. Grantor owns the patents and patent applications listed on Schedule 1 and the trademarks listed on Schedule 2 annexed hereto.

     B. Advanced Machine Vision Corporation, a California corporation ("AMV") and parent of Grantor, has entered into a Series B Preferred Stock Purchase Agreement of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Purchase Agreement") with Grantee, as Lender, providing for the payment of funds to be made to Grantor by Grantee.

     C. Pursuant to the terms of the Purchase Agreement, AMV has agreed to grant to Grantee a security interest in all of Grantor's "Intellectual Property" (as defined in the Purchase Agreement), including all now owned and hereafter acquired patents, patent applications, trademarks, and copyrights and all proceeds thereof, in consideration of the payment of all amounts owing by Grantor under the Purchase Agreement.

     NOW, THEREFORE, in consideration of the foregoing and other benefits, (the receipt, sufficiency and adequacy of which are hereby acknowledged), Grantor and Grantee hereby agree as follows:

GRANT OF SECURITY INTEREST
--------------------------

     For good and valuable consideration (the receipt, sufficiency and adequacy of which is hereby acknowledged), Grantor does hereby grant to Grantee for as long as the Grantee holds the Series B Preferred Stock acquired pursuant to the Purchase Agreement a continuing security interest in all of Grantor's right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the "Intellectual Property Collateral"), whether currently existing or hereafter created or acquired:

          (1) All Letters Patent and applications for Letters Patent throughout the world, including all patent applications in preparation for filing anywhere in the world, including, without limitation, the patents (together with any renewals, reissues, continuations, extensions or reexaminations thereof) and patent applications referred to in Schedule 1 annexed hereto;

          (2) All registered trademarks and trademark applications throughout the world as well as trademarks used in the business, including, without limitation, any trademarks referred to in Schedule 2 annexed hereto;

          (3) All copyrights, whether or not registered, for works related to Grantor's business; and

          (4) All products, proceeds and benefits of, and rights associated with, the foregoing, including, without limitation, any claim by Grantor against third parties, and the right to sue third parties, for any past, present or future infringements of any patent, patent application, trademark, or copyright including, without limitation, the patents, patent applications, and trademarks referred to in Schedules 1 and 2 annexed hereto; provided, however, that products and proceeds shall not be deemed to include inventory or accounts receivable of the Company.

     This security interest is granted in conjunction with the Purchase Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

     If: (a) a judgment or order shall be rendered against the Company and such judgment or order shall remain unsatisfied or undischarged and in effect for thirty (30) consecutive days without a stay of enforcement or execution; (b) a notice of lien, levy or assessment (other than a lien, levy or assessment less than $10,000 that is being contested in good faith) is filed or recorded with respect to any of the assets of the Company the Company (including, without limitation, the Intellectual Property Collateral), by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipality or other governmental agency or any taxes or debts owing at any time or times hereafter to any one or more of them become a lien, upon any of the assets of the Company (including, without limitation, the Intellectual Property Collateral); (c) any material portion of the Intellectual Property Collateral is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and, on or before the thirtieth (30th) day thereafter, such assets are not returned to the Company and/or such writ, distress warrant or levy is not dismissed, stayed or lifted; (d) a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed against the Company and such proceeding is not dismissed within forty-five (45) days of the date of its filing, or a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed by the Company, or the Company makes an assignment for the benefit of creditors, or the Company takes any corporate action to authorize any of the foregoing; (e) the Company voluntarily or involuntarily dissolves or is dissolved, or its existence terminates or is terminated; (f) the Company becomes insolvent or fails generally to pay its debts as they become due; (g) the Company is enjoined, restrained, or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business affairs; (h) a breach by the Company shall occur under any material agreement, document or instrument (other than an agreement, document or instrument evidencing the lending of money), whether heretofore, now or hereafter existing between the Company and any other person or any other entity and the effect of such breach is likely to have a material adverse effect on the Company's assets, financial condition, results of operations or business; (i) the Company shall fail to make any payment due on any other obligation for borrowed money or shall be in breach of any agreement evidencing the lending of money; (j) a Change of Control (as defined in the Purchase Agreement) shall have occurred, Grantee shall have, in addition to any other rights and remedies contained in the Purchase Agreement or in any agreement, instrument or document executed in connection therewith, all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable Federal, state or local laws (including, without limitation, the right to foreclose upon the Intellectual Property in accordance with all applicable laws), all of which rights and remedies shall be cumulative, and non-exclusive, to the extent permitted by law.

     IN WITNESS WHEREOF, Grantor has caused this Intellectual Property Security Agreement to be duly executed by its duly authorized officer thereunto as of the dated first written above.


GRANTEE:                            GRANTOR:

FMC CORPORATION                     SRC VISION, INC.


By: /s/ Charles H. Cannon           By: /s/ Alan R. Steel
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Name:  Charles H. Cannon            Name:  Alan R. Steel

Title:  Vice President              Title:  Chief Financial Officer